(d)(4)(ii)

AMENDED SCHEDULE A

to the

AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

ING SERIES FUND, INC.

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Classes

	A	B	C	I	O	R	W
ING Alternative Beta Fund Initial Term Expires March 1, 2010	1.40%	2.15%	2.15%	1.15%	N/A	N/A	1.15%

ING Capital Allocation Fund[1,3] Formerly, ING Strategic Allocation Conservative Fund Term Expires October 1, 2011 Initial Term for Class W Shares Expires October 1, 2012	1.15%	1.90%	1.90%	0.90%	1.15%	N/A	0.90%

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.

[2]

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]	Class W Shares of ING Capital Allocation Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund expires October 1, 2012.

[4]	Class O Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class O Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[5]	Class R Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class R Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[6]

The extension of the expense limit term for ING Corporate Leaders 100 Fund and ING SMID Cap Equity Fund through October 1, 2013 is effective on July 21, 2012 and is contingent upon shareholder approval of the mergers of ING Index Plus LargeCap Fund with and into ING Corporate Leaders 100 Fund and ING Index Plus SmallCap Fund with and into ING SMID Cap Equity Fund, respectively.

[7]

The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

(d)(4)(ii)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Classes

	A	B	C	I	O	R	W
ING Core Equity Research Fund[2] Term Expires October 1, 2011 Initial Term for Class R Shares Expires October 1, 2012	1.08%	1.83%	1.83%	0.83%	1.08%	1.33%	0.83%

ING Corporate Leaders 100 Fund[4,5,6] Term Expires October 1, 2013 Initial Term for Class O Shares Expires October 1, 2013 Initial Term for Class R Shares Expires October 1, 2013	0.90%	1.65%	1.45%	0.65%	0.90%	1.15%	0.65%

ING Global Target Payment Fund[1,2,7]	1.30%	2.05%	2.05%	1.05%	N/A	1.55%	1.05%

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.

[2]

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]	Class W Shares of ING Capital Allocation Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund expires October 1, 2012.

[4]	Class O Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class O Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[5]	Class R Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class R Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[6]

The extension of the expense limit term for ING Corporate Leaders 100 Fund and ING SMID Cap Equity Fund through October 1, 2013 is effective on July 21, 2012 and is contingent upon shareholder approval of the mergers of ING Index Plus LargeCap Fund with and into ING Corporate Leaders 100 Fund and ING Index Plus SmallCap Fund with and into ING SMID Cap Equity Fund, respectively.

[7]

The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

(d)(4)(ii)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Classes

	A	B	C	I	O	R	W
ING SMID Cap Equity Fund (formerly, ING Index Plus MidCap Fund)[6] Term Expires October 1, 2013	1.00%	1.75%	1.50%	0.75%	1.00%	1.25%	0.75%

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.

[2]

Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]	Class W Shares of ING Capital Allocation Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund expires October 1, 2012.

[4]	Class O Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class O Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[5]	Class R Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class R Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[6]

The extension of the expense limit term for ING Corporate Leaders 100 Fund and ING SMID Cap Equity Fund through October 1, 2013 is effective on July 21, 2012 and is contingent upon shareholder approval of the mergers of ING Index Plus LargeCap Fund with and into ING Corporate Leaders 100 Fund and ING Index Plus SmallCap Fund with and into ING SMID Cap Equity Fund, respectively.

[7]

The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

(d)(4)(ii)

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)

	Classes

	A	B	C	I	O	R	W
ING Large Cap Growth Fund Initial Term Expires October 1, 2014	1.15%	N/A	1.90%	0.90%	N/A	1.40%	0.90%

ING Small Company Fund Initial Term Expires October 1, 2006 Initial Term for Class W Shares Expires October 1, 2009	1.50%	2.25%	2.25%	1.25%	1.50%	N/A	1.25%

/s/ HE

HE

Date last updated: May 1, 2013

*	This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

[1]	These operating expense limits take into account operating expenses incurred at the underlying Fund level.

[2]	Class R Shares of ING Core Equity Research Fund, and ING Global Target Payment Fund effective August 5, 2011. The Initial Term for Class R shares of ING Core Equity Research Fund expires October 1, 2012, and on March 1, 2012 for ING Global Target Payment Fund.

[3]	Class W Shares of ING Capital Allocation Fund effective August 5, 2011. The Initial Term for Class W Shares of ING Capital Allocation Fund expires October 1, 2012.

[4]	Class O Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class O Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[5]	Class R Shares of ING Corporate Leaders 100 Fund effective March 23, 2012. The Initial Term for Class R Shares of ING Corporate Leaders 100 Fund expires October 1, 2013.

[6]	The extension of the expense limit term for ING Corporate Leaders 100 Fund and ING SMID Cap Equity Fund through October 1, 2013 is effective on July 21, 2012 and is contingent upon shareholder approval of the mergers of ING Index Plus LargeCap Fund with and into ING Corporate Leaders 100 Fund and ING Index Plus SmallCap Fund with and into ING SMID Cap Equity Fund, respectively.

[7]	The expense limits will remain in effect for the following period, whichever is longer: 1) five years after the shareholder approval of the bifurcated advisory fees; or 2) two years after the last tranche of the ING US IPO.

4